UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

AND EXCHANGE ACT OF 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-12

CALMARE THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

CALMARE COMMITTEE TO RESTORE

STOCKHOLDER VALUE

(Consisting of the following individual participants: Stan Yarbro, Ph.D, Richard D. Hornidge, Jr., Ron Hirschi, Robert Davis, Ted Kustin, Dr. William Kay, Ronald K. Tolboe, Steve Roehrich, Robert Conway, and Benjamin Large)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSENT OF STOCKHOLDERS OF CALMARE THERAPEUTICS, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY THE

CALMARE COMMITTEE TO RESTORE STOCKHOLDER VALUE.

Unless otherwise indicated below, the undersigned, a stockholder of record of Calmare Therapeutics, Inc. (the “Company”) on November 16, 2017 (the “Record Date”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all Shares of common stock (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

The shares represented by this consent will be voted in accordance with the specifications so indicated where the undersigned specifies by means of this consent a choice with respect to any matter to be acted upon. Please note that this consent may confer discretionary authority with respect to matters as to which a choice is not specified by the security holder provided that this consent states in bold-face type how it is intended to vote the shares represented by this consent.

Please note that because a majority vote of all Stockholders is required to effectuate any of the proposals, a vote to “abstain” has the same legal effect as a “no” vote.

Please also note that the passage of each of the following proposals is explicitly conditioned upon the passage of all other proposals. If any of the proposals does not result in the required vote, none of the proposals will pass.

IF NO BOX IS MARKED FOR PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. RED ZONE LLC RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-6. IF NO SUCH INSTRUCTION IS RECEIVED, THIS CONSENT SHALL PROVIDE FOR APPROVAL OF ALL PROPOSALS 1-6.

1.	The removal without cause of Conrad Mir, Peter Brennan, Rustin Howard and Carl O’Connell as directors of the Company and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of the Company prior to the effective date of these Proposals.

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF THE DIRECTORS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE FOLLOWING SPACE:

2.	The election of the following five persons as directors of the Company to fill the vacancies resulting from Proposal 1: Dr. Stanley Yarbro, Vice Admiral Robert Conway, Steve Roehrich, Robert Davis and Benjamin Large

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE ABOVE-NAMED PERSONS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:

3.	The amendment of Section 2.01 of the Company’s Bylaws to fix the number of directors permitted to serve on the Calmare Board at five.

☐	☐	☐
Consent	Withhold Consent	Abstain

4.	The amendment of Section 7.0.1 of the Company’s Bylaws to require the unanimous vote of all directors for any change in the number of directors constituting the Board.

☐	☐	☐
Consent	Withhold Consent	Abstain

5.	The amendment of Section 2.01 of the Company’s Bylaws to provide that vacancies on the Calmare Board created as a result of removing any current directors may be filled only by a majority vote of Calmare stockholders.

☐	☐	☐
Consent	Withhold Consent	Abstain

6.	The repeal of each provision of the Company’s Bylaws or amendments of the Bylaws that are adopted after October 20, 2010 and before the effectiveness of the foregoing Proposals and the seating of the Nominees on the Board.

☐	☐	☐
Consent	Withhold Consent	Abstain

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Name:

Shares held:

Date:	2017

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

If shares are held in “street name” by your broker or bank, only they can consent on your behalf and then only upon your instructions. Please have your bank or broker execute the following:

The undersigned acknowledges that the foregoing instructions have been received by the stockholder listed herein, and that the undersigned on behalf of the brokerage firm or bank listed below confirms that the stockholder is the beneficial owner of such shares and that this consent is executed on such stockholder’s behalf by the undersigned in accordance with the foregoing instructions:

Brokerage or Bank Name:

Shares held by stockholder listed above:

Date:	2017

Signature on behalf of bank or broker

Title(s):

THIS SOLICITATION IS BEING MADE BY THE CALMARE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED OR EMAIL TO syarbro@gmail.com.